Exhibit 99.1

Long-Term Data from Pivotal KarMMa Study Continue to Demonstrate Deep and Durable Responses and Predictable Safety Profile with Bristol Myers Squibb and bluebird bio’s Abecma (idecabtagene vicleucel) in Relapsed or Refractory Multiple Myeloma

Data from pivotal KarMMa study to be presented at ASCO21 show 24.8-month median overall survival in triple-class exposed multiple myeloma

With more than 24-month median follow-up, results represent longest follow-up to date from a global clinical trial of a CAR T cell therapy in multiple myeloma with 73% overall response rate and responses ongoing

Analysis of characteristics of neurotoxicity (NT) observed in KarMMa study reinforce well-understood safety profile of Abecma with mostly Grade 1/2 occurrences of NT having early onset and resolution

(PRINCETON, N.J. and CAMBRIDGE, Mass.- May 19, 2021) -- Bristol Myers Squibb (NYSE: BMY) and bluebird bio, Inc. (Nasdaq: BLUE) today announced new data and analyses from the pivotal KarMMa study evaluating Abecma (idecabtagene vicleucel), a B-cell maturation antigen (BCMA)-directed chimeric antigen receptor (CAR) T cell therapy, to be presented at the American Society of Clinical Oncology (ASCO) 2021 Virtual Annual Meeting. These data include updated results (Abstract #8016) and analysis of characteristics of treatment-associated neurotoxicity (Abstract #8036) from the KarMMa study of Abecma in triple-class exposed relapsed or refractory multiple myeloma. The updated KarMMa results will be shared in a poster discussion on June 4 at 9:00 a.m. EDT.
In the pivotal KarMMa study, 128 patients with relapsed or refractory multiple myeloma who had received at least three prior treatment regimens including an immunomodulatory agent, a proteasome inhibitor and an anti-CD38 antibody were treated with Abecma at the target dose levels of 150 x 106 to 450 x 106 CAR-positive T cells. Patients had a median of six prior regimens (range: 3-16), with 84% (108/128) of patients being triple-class refractory.1
With a median follow-up of 24.8 months in 128 patients treated with Abecma, representing the longest follow-up to date from a global clinical trial of a CAR T cell therapy in multiple myeloma, the overall response rate (ORR; primary endpoint) remained consistent, with 73% (94/128) of patients achieving a partial response or better and 33% (42/128) of patients achieving a complete response (CR) or better. Responses were similar for patients regardless of number of prior lines of therapy. Median duration of response was 10.9 months and increased with depth of response, with a median duration of response of 21.5 months for patients who achieved a CR or better. Median progression-free survival (PFS) was 8.6 months (95% CI: 5.6-11.6). Overall survival (OS), a secondary endpoint of the study, showed an 18-month event-free rate for OS of 65% and a 24-month event-

free rate for OS of 51% among all treated patients. The median OS was 24.8 months (95% CI: 19.9-31.2), and these survival data continue to mature.1
Cytopenias (97%) and cytokine release syndrome (CRS; 84%) were the most common adverse events of any grade. Occurrences of CRS were mostly low grade (Grade 1/2: 78%). Investigators reported Grade 3 CRS in five patients (4%), Grade 4 CRS in one patient, and Grade 5 CRS in one patient. Investigator-reported neurotoxicity (NT) of any grade was reported in 18% (23/128) of patients, with five cases (4%) of Grade 3 NT and no Grade 4/5 events. The safety profile of Abecma was similar regardless of number of prior lines of therapy.1
“Longer-term data from our pivotal KarMMa study for Abecma further demonstrate the potential of this first-in-class BCMA-directed CAR T cell therapy to deliver clinically meaningful outcomes with a predictable safety profile for patients with relapsed or refractory multiple myeloma, underscoring the strength of this novel and individualized treatment,” said Kristen Hege, senior vice president, Early Clinical Development, Hematology/Oncology & Cell Therapy. “Building on our legacy in multiple myeloma and other hematologic malignancies, Bristol Myers Squibb will continue to evaluate Abecma for patients with critical unmet need.”
“The pivotal KarMMa study provides the longest follow-up for any CAR T cell therapy evaluated in a global clinical trial in multiple myeloma and, with a median follow-up of 24.8 months, we are continuing to see durability of responses and long-term survival across the study population, regardless of number of prior lines of therapy,” said Anna Truppel-Hartmann, Vice President Clinical Development Oncology, bluebird bio. “The results we are observing in patients who are heavily pre-treated and triple-class exposed validates the transformative potential of the newly approved Abecma in relapsed or refractory myeloma. We look forward to advancing our broad clinical development program to bring this therapy to even more patients who may benefit.”
In a separate analysis from the KarMMa study evaluating the characteristics of treatment-associated NT that occurred in 18% (23/128) of patients, NT events were mostly low-grade, occurring early with generally short duration, reinforcing the predictable and well-established safety profile of Abecma. Maximum Grade 1, 2 and 3 NT was reported in 11 (9%), seven (5%), and five (4%) of 128 patients treated with Abecma, respectively. Median time to onset of NT was two days (range: 1-10 days) with a median duration of 2.5 to 8.5 days (range: 1-26 days). All cases of NT were proximal to CRS events with the start of NT overlapping with or occurring within one week of the start of a CRS event. For patients who achieved a response, ORR and duration of response were similar among patients who did (n=17) and did not (n=77) experience NT (74% and 10.0 months, and 73% and 11.0 months, respectively).2
“With these updated data from the KarMMa study, we are seeing the longest follow-up from a global clinical trial for an anti-BCMA CAR T cell therapy in multiple myeloma, which continues to reinforce that ide-cel provides deep and durable responses with the potential for long-term disease control and survival in patients with triple-class exposed relapsed or refractory multiple myeloma,” said Larry D. Anderson Jr., M.D., Ph.D., associate professor, Harold C. Simmons Comprehensive

Cancer Center at UT Southwestern Medical Center. “Additionally, the benefit-risk profile of ide-cel is further reinforced by the updated data with low rates of severe CRS and our separate analysis showing low rates of mostly low-grade neurotoxicity in the KarMMa study, confirming that ide-cel represents an important treatment option for patients who have been exposed to many prior therapies.”
Abecma is the first BCMA-directed CAR T cell therapy to be approved by the U.S. Food and Drug Administration (FDA), and is indicated for the treatment of adult patients with relapsed or refractory multiple myeloma after four or more prior lines of therapy, including an immunomodulatory agent, a proteasome inhibitor, and an anti-CD38 monoclonal antibody. The U.S. Prescribing Information for Abecma has a BOXED WARNING for the risks of cytokine release syndrome (CRS), neurologic toxicities (NT), Hemophagocytic Lymphohistiocytosis/ Macrophage Activation Syndrome (HLH/MAS), and Prolonged Cytopenia.3
Bristol Myers Squibb’s Marketing Authorization Application for Abecma is currently under review by the European Medicines Agency. Regulatory applications for Abecma are also currently under review in Canada, Switzerland and Japan.
Disclosure: Dr. Anderson has served on the advisory board for Celgene.

Indication
ABECMA (idecabtagene vicleucel) is a B-cell maturation antigen (BCMA)-directed genetically modified autologous T cell immunotherapy indicated for the treatment of adult patients with relapsed or refractory multiple myeloma after four or more prior lines of therapy, including an immunomodulatory agent, a proteasome inhibitor, and an anti-CD38 monoclonal antibody.

Important Safety Information
BOXED WARNING: CYTOKINE RELEASE SYNDROME, NEUROLOGIC TOXICITIES, HLH/MAS, AND PROLONGED CYTOPENIA
•Cytokine Release Syndrome (CRS), including fatal or life-threatening reactions, occurred in patients following treatment with ABECMA. Do not administer ABECMA to patients with active infection or inflammatory disorders. Treat severe or life-threatening CRS with tocilizumab or tocilizumab and corticosteroids.
•Neurologic Toxicities, which may be severe or life-threatening, occurred following treatment with ABECMA, including concurrently with CRS, after CRS resolution, or in the absence of CRS. Monitor for neurologic events after treatment with ABECMA. Provide supportive care and/or corticosteroids as needed.
•Hemophagocytic Lymphohistiocytosis/Macrophage Activation Syndrome (HLH/MAS) including fatal and life-threatening reactions, occurred in patients following treatment with ABECMA. HLH/MAS can occur with CRS or neurologic toxicities.
•Prolonged Cytopenia with bleeding and infection, including fatal outcomes following stem cell transplantation for hematopoietic recovery, occurred following treatment with ABECMA.
•ABECMA is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the ABECMA REMS.

Cytokine Release Syndrome (CRS): CRS, including fatal or life-threatening reactions, occurred following treatment with ABECMA. CRS occurred in 85% (108/127) of patients receiving ABECMA. Grade 3 or higher CRS (Lee grading system) occurred in 9% (12/127) of patients, with Grade 5 CRS reported in one (0.8%) patient. The median time to onset of CRS, any grade, was 1 day (range: 1 - 23 days) and the median duration of CRS was 7 days (range: 1 - 63 days) in all patients including the patient who died. The most common manifestations of CRS included pyrexia (98%), hypotension (41%), tachycardia (35%), chills (31%), hypoxia (20%), fatigue (12%), and headache (10%). Grade 3 or higher events that may be associated with CRS include hypotension, hypoxia, hyperbilirubinemia, hypofibrinogenemia, acute respiratory distress syndrome (ARDS), atrial fibrillation, hepatocellular injury, metabolic acidosis, pulmonary edema, multiple organ dysfunction syndrome and HLH/MAS.

Identify CRS based on clinical presentation. Evaluate for and treat other causes of fever, hypoxia, and hypotension. CRS has been reported to be associated with findings of HLH/MAS, and the physiology of the syndromes may overlap. HLH/MAS is a potentially life-threatening condition. In patients with progressive symptoms of CRS or refractory CRS despite treatment, evaluate for evidence of HLH/MAS.

Fifty four percent (68/127) of patients received tocilizumab; 35% (45/127) received a single dose while 18% (23/127) received more than 1 dose of tocilizumab. Overall, across the dose levels, 15% (19/127) of patients received at least 1 dose of corticosteroids for treatment of CRS. All patients that received corticosteroids for CRS received tocilizumab.

Overall rate of CRS was 79% and rate of Grade 2 CRS was 23% in patients treated in the 300 x 106 CAR+ T cell dose cohort. For patients treated in the 450 x 106 CAR+ T cell dose cohort, the overall rate of CRS was 96% and rate of Grade 2 CRS was 40%. Rate of Grade 3 or higher CRS was similar across the dose range. The median duration of CRS for the 450 x 106 CAR+ T cell dose cohort was 7 days (range: 1-63 days) and for the 300 x 106 CAR+ T cell dose cohort was 6 days (range: 2-28 days). In the 450 x 106 CAR+ T cell dose cohort, 68% (36/53) of patients received tocilizumab and 23% (12/53) received at least 1 dose of corticosteroids for treatment of CRS. In the 300 x 106 CAR+ T cell dose cohort, 44% (31/70) of patients received tocilizumab and 10% (7/70) received corticosteroids. All patients that received corticosteroids for CRS also received tocilizumab. Ensure that a minimum of 2 doses of tocilizumab are available prior to infusion of ABECMA.

Monitor patients at least daily for 7 days following ABECMA infusion at the REMS-certified healthcare facility for signs and symptoms of CRS. Monitor patients for signs or symptoms of CRS for at least 4 weeks after infusion. At the first sign of CRS, institute treatment with supportive care, tocilizumab and/or corticosteroids as indicated.

Counsel patients to seek immediate medical attention should signs or symptoms of CRS occur at any time.

Neurologic Toxicities: Neurologic toxicities, which may be severe or life-threatening, occurred following treatment with ABECMA, including concurrently with CRS, after CRS resolution, or in the absence of CRS. CAR T cell-associated neurotoxicity occurred in 28% (36/127) of patients receiving ABECMA, including Grade 3 in 4% (5/127) of patients. One patient had ongoing Grade 2 neurotoxicity at the time of death. Two patients had ongoing Grade 1 tremor at the time of data cutoff. The median time to onset of neurotoxicity was 2 days (range: 1 - 42 days). CAR T cell-associated neurotoxicity resolved in 92% (33/36) of patients with a median duration of neurotoxicity was 5 days (range: 1 - 61 days). The median duration of neurotoxicity was 6 days (range: 1 - 578) in all patients including those with ongoing neurotoxicity at the time of death or data cut off. Thirty-four patients with neurotoxicity had CRS. Neurotoxicity had onset in 3 patients before, 29 patients during, and 2 patients after CRS. The rate of Grade 3 neurotoxicity was 8% in the 450 x 106 CAR+ T cell dose cohort and 1.4% in the 300 x 106 CAR+ T cell dose cohort. The most frequently reported

(greater than or equal to 5%) manifestations of CAR T cell-associated neurotoxicity include encephalopathy (20%), tremor (9%), aphasia (7%), and delirium (6%). Grade 4 neurotoxicity and cerebral edema in 1 patient has been reported with ABECMA in another study in multiple myeloma. Grade 3 myelitis and Grade 3 parkinsonism have been reported after treatment with ABECMA in another study in multiple myeloma.

Monitor patients at least daily for 7 days following ABECMA infusion at the REMS-certified healthcare facility for signs and symptoms of neurologic toxicities. Rule out other causes of neurologic symptoms. Monitor patients for signs or symptoms of neurologic toxicities for at least 4 weeks after infusion and treat promptly. Neurologic toxicity should be managed with supportive care and/or corticosteroids as needed.

Counsel patients to seek immediate medical attention should signs or symptoms of neurologic toxicity occur at any time.

Hemophagocytic Lymphohistiocytosis (HLH)/Macrophage Activation Syndrome (MAS): HLH/MAS occurred in 4% (5/127) of patients receiving ABECMA. One patient treated in the 300 x 106 CAR+ T cell dose cohort developed fatal multi-organ HLH/MAS with CRS. In another patient with fatal bronchopulmonary aspergillosis, HLH/MAS was contributory to the fatal outcome. Three cases of Grade 2 HLH/MAS resolved. The rate of HLH/MAS was 8% in the 450 x 106 CAR+ T cell dose cohort and 1% in the 300 x 106 CAR+ T cell dose cohort. All events of HLH/MAS had onset within 10 days of receiving ABECMA with a median onset of 7 days (range: 4-9 days) and occurred in the setting of ongoing or worsening CRS. Two patients with HLH/MAS had overlapping neurotoxicity. The manifestations of HLH/MAS include hypotension, hypoxia, multiple organ dysfunction, renal dysfunction, and cytopenia. HLH/MAS is a potentially life-threatening condition with a high mortality rate if not recognized early and treated. Treatment of HLH/MAS should be administered per institutional standards.

ABECMA REMS: Due to the risk of CRS and neurologic toxicities, ABECMA is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the ABECMA REMS. Further information is available at www.AbecmaREMS.com or 1-888-423-5436.

Hypersensitivity Reactions: Allergic reactions may occur with the infusion of ABECMA. Serious hypersensitivity reactions, including anaphylaxis, may be due to dimethyl sulfoxide (DMSO) in ABECMA.

Infections: ABECMA should not be administered to patients with active infections or inflammatory disorders. Severe, life-threatening, or fatal infections occurred in patients after ABECMA infusion. Infections (all grades) occurred in 70% of patients. Grade 3 or 4 infections occurred in 23% of patients. Overall, 4 patients had Grade 5 infections (3%); 2 patients (1.6%) had Grade 5 events of pneumonia, 1 patient (0.8%) had Grade 5 bronchopulmonary aspergillosis, and 1 patient (0.8%) had cytomegalovirus (CMV) pneumonia associated with Pneumocystis jirovecii. Monitor patients for signs and symptoms of infection before and after ABECMA infusion and treat appropriately. Administer prophylactic, preemptive, and/or therapeutic antimicrobials according to standard institutional guidelines.

Febrile neutropenia was observed in 16% (20/127) of patients after ABECMA infusion and may be concurrent with CRS. In the event of febrile neutropenia, evaluate for infection and manage with broad spectrum antibiotics, fluids, and other supportive care as medically indicated.

Viral Reactivation: Cytomegalovirus (CMV) infection resulting in pneumonia and death has occurred following ABECMA administration. Monitor and treat for CMV reactivation in accordance with clinical guidelines. Hepatitis B virus (HBV) reactivation, in some cases resulting in fulminant hepatitis, hepatic failure, and death, can occur in patients treated with drugs directed against plasma cells. Perform screening for CMV, HBV, hepatitis C virus (HCV), and human immunodeficiency virus (HIV) in accordance with clinical guidelines before collection of cells for manufacturing.

Prolonged Cytopenias: Patients may exhibit prolonged cytopenias following lymphodepleting chemotherapy and ABECMA infusion. In the KarMMa study, 41% of patients (52/127) experienced prolonged Grade 3 or 4 neutropenia and 49% (62/127) experienced prolonged Grade 3 or 4 thrombocytopenia that had not resolved by Month 1 following ABECMA infusion. Rate of prolonged neutropenia was 49% in the 450 x 106 CAR+ T cell dose cohort and 34% in the 300 x 106 CAR+ T cell dose cohort. In 83% (43/52) of patients who recovered from Grade 3 or 4 neutropenia after Month 1, the median time to recovery from ABECMA infusion was 1.9 months. In 65% (40/62) of patients who recovered from Grade 3 or 4 thrombocytopenia, the median time to recovery was 2.1 months. Median time to cytopenia recovery was similar across the 300 and 450 x 106 dose cohort.

Three patients underwent stem cell therapy for hematopoietic reconstitution due to prolonged cytopenia. Two of the three patients died from complications of prolonged cytopenia. Monitor blood counts prior to and after ABECMA infusion. Manage cytopenia with myeloid growth factor and blood product transfusion support according to institutional guidelines.

Hypogammaglobulinemia: Plasma cell aplasia and hypogammaglobulinemia can occur in patients receiving treatment with ABECMA. Hypogammaglobulinemia was reported as an adverse event in 21% (27/127) of patients; laboratory IgG levels fell below 500 mg/dl after infusion in 25% (32/127) of patients treated with ABECMA.

Monitor immunoglobulin levels after treatment with ABECMA and administer IVIG for IgG <400 mg/dl. Manage per local institutional guidelines, including infection precautions and antibiotic or antiviral prophylaxis.

The safety of immunization with live viral vaccines during or following ABECMA treatment has not been studied. Vaccination with live virus vaccines is not recommended for at least 6 weeks prior to the start of lymphodepleting chemotherapy, during ABECMA treatment, and until immune recovery following treatment with ABECMA.

Secondary Malignancies: Patients treated with ABECMA may develop secondary malignancies. Monitor life-long for secondary malignancies. If a secondary malignancy occurs, contact Bristol Myers Squibb at 1-888-805-4555 to obtain instructions on patient samples to collect for testing of secondary malignancy of T cell origin.

Effects on Ability to Drive and Operate Machinery: Due to the potential for neurologic events, including altered mental status or seizures, patients receiving ABECMA are at risk for altered or decreased consciousness or coordination in the 8 weeks following ABECMA infusion. Advise patients to refrain from driving and engaging in hazardous occupations or activities, such as operating heavy or potentially dangerous machinery, during this initial period.

Adverse Reactions: The most common nonlaboratory adverse reactions (incidence greater than or equal to 20%) include CRS, infections – pathogen unspecified, fatigue, musculoskeletal pain,

hypogammaglobulinemia, diarrhea, upper respiratory tract infection, nausea, viral infections, encephalopathy, edema, pyrexia, cough, headache, and decreased appetite.

Please see full Prescribing Information, including Boxed WARNINGS and Medication Guide.

About Abecma
Abecma is the first-in-class B-cell maturation antigen (BCMA)-directed chimeric antigen receptor (CAR) T cell immunotherapy approved in the U.S. for the treatment of adult patients with relapsed or refractory multiple myeloma after four or more prior lines of therapy, including an immunomodulatory agent, a proteasome inhibitor, and an anti-CD38 monoclonal antibody. Abecma recognizes and binds to BCMA on the surface of multiple myeloma cells leading to CAR T cell proliferation, cytokine secretion, and subsequent cytolytic killing of BCMA-expressing cells. Abecma is being jointly developed and commercialized in the U.S. as part of a Co-Development, Co-Promotion, and Profit Share Agreement with Bristol Myers Squibb and bluebird bio.
Bristol Myers Squibb and bluebird bio’s broad clinical development program for Abecma includes clinical studies (KarMMa-2, KarMMa-3, KarMMa-4, KarMMa-7) in earlier lines of treatment for patients with multiple myeloma, including newly diagnosed multiple myeloma. For more information visit clinicaltrials.gov.

Bristol Myers Squibb: Creating a Better Future for People with Cancer
Bristol Myers Squibb is inspired by a single vision—transforming patients’ lives through science. The goal of the company’s cancer research is to deliver medicines that offer each patient a better, healthier life and to make cure a possibility. Building on a legacy across a broad range of cancers that have changed survival expectations for many, Bristol Myers Squibb researchers are exploring new frontiers in personalized medicine, and through innovative digital platforms, are turning data into insights that sharpen their focus. Deep scientific expertise, cutting-edge capabilities and discovery platforms enable the company to look at cancer from every angle. Cancer can have a relentless grasp on many parts of a patient’s life, and Bristol Myers Squibb is committed to taking actions to address all aspects of care, from diagnosis to survivorship. Because as a leader in cancer care, Bristol Myers Squibb is working to empower all people with cancer to have a better future.
Learn more about the science behind cell therapy and ongoing research at Bristol Myers Squibb here.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.
Celgene and Juno Therapeutics are wholly owned subsidiaries of Bristol-Myers Squibb Company. In certain countries outside the U.S., due to local laws, Celgene and Juno Therapeutics are referred to as, Celgene, a Bristol Myers Squibb company and Juno Therapeutics, a Bristol Myers Squibb company.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.

bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio is a trademark of bluebird bio, Inc.

Bristol Myers Squibb Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, whether results of future post-marketing studies will be consistent with the results of this study, whether Abecma (idecabtagene vicleucel; ide-cel) for the indication described in this release will be commercially successful and that continued approval of such product candidate for such indication described in this release may be contingent upon verification and description of clinical benefit in confirmatory trials. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of ide-cel. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, the possibility that Abecma may not be commercially successful, that continued approval of such product candidate for such indication described in this release may be contingent upon verification and description of clinical benefit in confirmatory trials, and that the collaboration with Bristol Myers Squibb may not continue or be successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Hyperlinks are provided as a convenience and for informational purposes only. Neither Bristol Myers Squibb nor bluebird bio bears responsibility for the security or content of external websites or websites outside of their respective control.

References
1.Anderson LD, et al. Idecabtagene vicleucel (ide-cel, bb2121), a BCMA-directed CAR T cell therapy, in relapsed and refractory multiple myeloma: updated KarMMa results. ASCO 2021 Virtual Scientific Program. Abstract #8016.
2.Manier S, et al. Characteristics of neurotoxicity associated with idecabtagene vicleucel (ide-cel, bb2121) in patients with relapsed and refractory multiple myeloma (RRMM) in the pivotal phase II KarMMa study. ASCO 2021 Virtual Scientific Program. Abstract #8036.
3.Abecma Prescribing Information. Bristol Myers Squibb; March 2021.

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